CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of this 19th day of November, 2010 by and between LC Luxuries Limited, a Nevada corporation (the “Company”) and Douglas Francis, an individual (the “Consultant”).

RECITALS

WHEREAS, the Company wishes to engage the consulting services of Consultant as set forth in Section 1 below; and

WHEREAS, Consultant wishes to provide the Company with consulting services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.	CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

a.	Interact with an already identified potential acquisition candidate and advise the Company with respect to the structure of the contemplated investment (the “Transaction”);

b.
Review all of the Company's books and records, sales materials, business plans, financial statements, projections, and all other materials reasonably necessary in the performance of its duties related to the Transaction;

c.	Submit to the Company, when requested or on a regular periodic basis, complete and accurate reports of the status of Consultants efforts.

2.	TERM OF AGREEMENT

This Agreement shall be in full force and effect as of the date hereof through and including that period which ends three (3) full months after the date of this Agreement.  The Company and the Consultant shall each have the right to terminate this Agreement in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party, in the event the other party fails to comply with the terms of this Agreement, or on thirty (30) days written notice.

3.	COMPENSATION TO CONSULTANT

a.
Upon consummation of the Transaction, the Company shall pay to Consultant a cash fee equal (i) Fifty Thousand Dollars ($50,000) within thirty (30) days, plus (ii) One Million Eight Hundred Thousand Dollars ($1,800,000), payable one-half on January 10, 2012, and one-half on January 10, 2013.

4.	REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and warrants to and agrees with the Company that:

a.
This Agreement has been duly authorized, executed and delivered by Consultant.  This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

b.
The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultants' current employment.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents, warrants, covenants to and agrees with Consultant that:

a.
This Agreement has been duly authorized, and executed by the Company. This Agreement constitutes the valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b.
The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which the Company is a party, or violate any order, applicable to the Company, of any court or federal or state regulatory body or administrative agency having jurisdiction over the Company or over any of its property.

c.
There is not now pending or, to the knowledge of the Company, threatened, any undisclosed action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body which might result in a material adverse change in the financial condition of the Company.  The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, any statute, indenture, mortgage or other material Agreement or instrument to which the Company is a party, or violate any order, applicable to the Company, or governmental agency having jurisdiction over the Company or over any of its property.

d.
The parties hereto agree that the Company shall be responsible for any and all costs and expenses reasonably incurred by Consultant in performing his duties hereunder, including but not limited to legal fees, printing costs, fees paid to third-party professionals, etc.  No expense to be reimbursed by the Company in excess of $100 shall be incurred by Consultant without the prior written approval of the Company or the Company.

6.	INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company.  Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.	NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be hand delivered, sent via facsimile, or sent via overnight courier, and shall be deemed given upon delivery, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:

LC Luxuries Limited
2183 Fairview Road, Suite 101
Costa Mesa, CA  92627
Facsimile No.: (949) 515-1625

If to Consultant:

Douglas Francis
_________________________
_________________________
Facsimile (949) 270-1700

8.	ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

9.	CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

10.	NONDISCLOSURE

Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby, or as required by government bodies, regulatory agencies, or a court having jurisdiction over the disclosing party. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

11.	ENTIRE AGREEMENT

Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

12.	SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

13.	CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

14.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

15.	MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

16.	ATTORNEYS FEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”		“Consultant”

LC Luxuries Limited,
a Nevada corporation

/s/ James Pakulis		/s/ Douglas Francis
By:	James Pakulis	By:	Douglas Francis
Its:	CEO